UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 7, 2006
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 7, 2006, the Board of Directors of inTEST Corporation (the "Company") approved, upon the recommendation of the Compensation Committee and all of the independent directors, arrangements for the incentive component of executive officer compensation for 2006. These arrangements are similar to the incentive arrangements approved in prior years for persons holding senior management positions. The following chart sets forth these arrangements as approved:

Robert E. Matthiessen	President and CEO	1.0% of consolidated pre-tax profits plus 0.5% of each product segment's pre-tax profits.
Hugh T. Regan, Jr.	Treasurer, Secretary and CFO	Up to a maximum of $80,000 (1)
Daniel J. Graham	General Manager - Manipulator & Docking Hardware Product Segment	1.5% of pre-tax profits of the Manipulator and Docking Hardware product segment.
James Pelrin	General Manager - Temperature Management Product Segment	1.5% of pre-tax profits of the Temperature Management product segment.
Dale E. Christman	General Manager - Tester Interface Product Segment	1.5% of pre-tax profits of the Tester Interface product segment.
(1)

Subject to the Company achieving consolidated pre-tax profits and the recommendation of the CEO and approval by the Compensation Committee, a majority of independent directors and the Board of Directors.

The base salaries of the Company's executive officers remains unchanged from 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 21, 2006